UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2013
Date of Report (Date of earliest event reported)

MOTIVATING THE MASSES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-187554 (Commission File Number)	98-0410660 (IRS Employer Identification No.)

2121 Palomar Airport Road, Suite 300 Carlsbad, California	92011
(Address of principal executive offices)	(Zip Code)

(760) 931-9400
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective November 18, 2013, the Board of Directors of Motivating the Masses, Inc., a corporation organized under the laws of the State of Nevada (the "Corporation") accepted the resignation Susie Carder, who is its current President and Chief Operating Officer, as the Chief Financial Officer. Simultaneously, the Board of Directors appointed Alex Henderson as the Treasurer/Chief Financial Officer and Secretary of the Corporation. The resignation was not the result of any disagreement with the Corporation or its policies.

Thus, as of the date of this Current Report, the officers of the Corporation are: (i) Lisa Nichols as the Chief Executive Ofifcer; (ii) Susie Carder as the President and Chief Operating Officer; and (iii) Alex Henderson as the Treasurer/Chief Financial Officer and Secretary. As of the date of this Current Report, the members of the Board of Directors are Susie Carder, Lisa Nichols and Alex Henderson.

Biography of Alex Henderson

During the past twenty years, Mr. Henderson has been engaged as an accounting and finance professional with expertise in financial and operational responsibilities, including financial statements, strategic planning, financial management and reporting. Mr. Henderson has been effective at assisting in recognizing growth opportunities while keeping control of expenses and has strong abilities to interface with IT to improve cross-departmental communication for leveraging projects.

From approximately February 2010 through October 2012, Mr. Henderson was the controller at MEA Digital Worx, LLC, d/b/a Piston Agency, which is an interactive media, advertising and marketing firm with approximately $18,000,000 in annual revenue. Mr. Henderson managed the end to end operations of the accounting and finance departments, including financial statements, accounts receivable, accounts payable, finance, job costing and human resources. He also was an executive leadership team member, converted the accounting systems from cash basis to accrual basis, established policies and procedures for accounting department, completed conversion to ADP platform for payroll and 401k, managed all aspects of payroll and human resource functions, maintained all insurance requirements for both human resource and business liability, managed all treasury functions, established and maintained credit lines with credit card companies and vendors as well as securing a substantial line of credit through strengthened income statement and balance sheet.

From approximately June 2008 through January 2010, Mr. Henderson was the controller at Sequoia Solar, Inc., which is a construction company in the solar sales and installation market with approximately $13,000,000 in annual revenue. Mr. Henderson managed the end to end operations of the accounting and finance departments. He was also an executive leadership team member and manager for the residential and commercial construction project adherence in regards to insurance requirements, pre-liens and releases and vendor coordination.

From approximately February 2007 through May 2008, Mr. Henderson was the accounting operations manager for NTN Buzztime Inc., which is a public company in the entertainment trivia industry with approximately $30,000,000 in annual revenue. Mr. Henderson was responsible for end to end accounts payable and purchasing functions, completed SAB101 deferred revenue and deferred cost schedules, ensured Sarbanes-Oxley SOX 404 policy and procedure compliance for cash disbursement, purchasing, deferred revenue and deferred cost, conducted month end close, financial report preparation, budget vs. actual variance analysis, general ledger maintenance, prepare and review journal entries. He also managed all accounting operations functions, including two end to end projects, expense report automation and purchase requisition automation.

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From approximately June 2006 through December 2006, Mr. Henderson was the director of finance for Z57.com, Inc., an internet marketing company for real estate agents with approximately $20,000,000 in annual revenue. Mr. Henderson managed the end to end operations of the accounting and finance departments, evaluated revenue recognition and corrected improper revenue valuations resulting in a 25% increase in overall revenue recognition. He also instituted purchase requisition procedures to control budgeted and unbudgeted expenses, performed monthly closing, including financial statement preparation and budget vs. actual analysis and designed, hired and implemented new collections department.

From approximately March 2000 through June 2006, Mr. Henderson was the accounting manager and controller of the subsidiary, SignOnSanDiego.com, which is one of San Diego's newspapers with annual revenue of $350,000,000. Mr. Henderson designed, built and managed the accounting and finance departments at SignOnSanDiego.com with the Union Tribune and created the accounting department as well as accounting and finance policies and procedures for SignonSanDiego.Com. He participated in the growth of SignonSanDiego.Com from a $4,000,000 annual company to a $17,000,000 annual revenue company maintaining flat expenses. Mr. Henderson was responsible for company financial vision and direction, contract negotiations, budgeting and management of key departments, evaluated emerging business and strategic development opportunities, analyzed product profitability and complex revenue recognition and executed improved business/operations model, developed and implemented annual operating and capital budgets. He was also a key negotiator/relationship manager for technology-critical contracts, initiated, hired and managed finance, accounting and administration departments, assisted with internet-based product upgrade integrations and reduced accounts receivable bad debt reserve from 40% to 6%.

From approximately 1998 through 2000, Mr. Henderson was an accounting manager with Gold Coast Design Inc. From approximately 1997 through 1998, Mr. Henderson was the senior inventory staff accountant for Petco Animal Supplies. And from approximately 1989 through 1997, Mr. Henderson was the general accountant and cash disbursement analyst for Advanced Marketing Services Inc.

In 2004, Mr. Henderson earned a Masters of Business Administration from National University, San Diego, California. He also earned a Bachelors of Business Administration-Finance in 1998 from National University.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motivating the Masses, Inc.

DATE: November 25, 2013	By: /s/ Susie Carder Name: Susie Carder Title: President/Chief Operating Officer

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